Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patrick Industries, Inc. 2009 Omnibus Incentive Plan of our report dated April 14, 2009, with respect to the consolidated financial statements of Patrick Industries, Inc. for the two years ended December 31, 2008 and 2007 included in its Annual Report (Form 10-K) for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 30, 2010